AMENDMENT TO CREDIT AGREEMENT


     THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made as of this _____ day of November, 1998, by and between THE SHAW GROUP INC., a Louisiana corporation, MERCANTILE BUSINESS CREDIT INC., a Missouri corporation, CITY NATIONAL BANK OF BATON ROUGE, a national bank, UNION PLANTERS BANK N.A., a national banking association, and HIBERNIA NATIONAL BANK, a national bank (collectively, the "Lenders"), and MERCANTILE BUSINESS CREDIT INC., a Missouri corporation, as agent for Lenders (in such capacity, the "Agent").

                                  WITNESSETH:

     WHEREAS, Borrower, Agent and Lenders have heretofore entered into that certain Credit Agreement dated as of May 15, 1998 (the "Agreement"); and

     WHEREAS, Borrower desires to amend the Agreement in the manner hereinafter set forth.

     NOW, THEREFORE, in consideration of the above premises and for other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. The definition of "Consolidated Net Operating Cash Flow" in Section 1 of the Agreement is hereby deleted in its entirety.

     2. Section 7.1(i)(i) of the Agreement is hereby deleted in its entirety, and in its place shall be substituted the following:

     Debt Service Coverage Ratio. Maintain on a consolidated basis as of each fiscal quarter-end during the Term hereof a ratio of Consolidated EBITDA to Consolidated Debt Service, each determined for the 12-month period ending as of each such fiscal quarter-end, of not less than 2.50 to 1.0 for each fiscal quarter ending during the Term hereof;

     3. Exhibit D to the Credit Agreement is hereby deleted in its entirety, and in its place shall be substituted Exhibit D hereto.

     4. Borrower hereby agrees to reimburse Agent and Lenders upon demand for all out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) incurred by Agent and Lenders in the preparation, negotiation and execution of this Amendment and all other documents, instruments and agreements relating to this amendment of Borrower's existing credit facilities with Lender. All of the obligations of Borrower under this Paragraph 4 shall survive termination of the Agreement.

     5. Borrower hereby represents and warrants to Agent and Lenders that:

     (a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and the Borrower is not now in default under or in violation of, the terms of its Articles of Incorporation or Bylaws, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which Borrower is a party or by which Borrower is bound or to which Borrower is subject;

     (b) this Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms; and

     (c) as of the date hereof, all of the covenants, representations and warranties of Borrower set forth in the Agreement are true and correct and no "Event of Default" (as defined therein) under or within the meaning of the Agreement has occurred and is continuing.

     6. Borrower hereby releases Agent and Lenders and their successors, assigns, directors, officers, agents, employees, representatives and attorneys from any and all claims, demands, causes of action, liabilities or damages, whether now existing or hereafter arising or contingent or noncontingent, or actions in law or equity of any type or matter, relating to or in connection with any statements, agreements, action or inaction on the part of Agent or Lenders at any time prior to the execution of this Amendment, with respect to Borrower or the Agreement.

     7. The Agreement, as hereby amended, and any other agreements executed in connection therewith, are and shall remain the binding obligations of Borrower, and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby specifically varied or amended, and the same are hereby ratified and confirmed.

     8. All references in the Agreement to "this Agreement" and any other references of similar import shall henceforth mean the Agreement as amended by this Amendment. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement, as amended by this Amendment.

     9. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations hereunder.

     10. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri.

     11. In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions of this Amendment shall govern and control.

     12. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, AGENT AND LENDERS FROM ANY MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER, AGENT AND LENDERS COVERING SUCH MATTERS ARE CONTAINED IN THE AGREEMENT, AS HEREBY AMENDED, WHICH CONSTITUTES A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER, AGENT AND LENDERS EXCEPT AS BORROWER, AGENT AND LENDERS MAY LATER AGREE IN WRITING TO MODIFY. THE AGREEMENT, AS HEREBY AMENDED, EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

     13. This Amendment is made solely for the benefit of Borrower Agent and Lenders as set forth herein, and is not intended to be relied upon or enforced by any other person or entity.

     14. This Amendment may be executed in one or more counterparts by the parties hereto, and shall constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above on this _____ day of November, 1998.

                       Borrower:

                       THE SHAW GROUP INC.



                       By:    _________________________________________________
                       Title:__________________________________________________

                       Agent:

                       MERCANTILE BUSINESS CREDIT INC.


                       By:
                       Title:
                      Lenders:

Revolving Credit Commitment:            MERCANTILE BUSINESS CREDIT INC.

         $31,250,000.00

                                        By:
                                        Title:

Revolving Credit Commitment:            CITY NATIONAL BANK OF BATON ROUGE

         $25,000,000.00

                                        By:
                                        Title:

Revolving Credit Commitment:            UNION PLANTERS BANK OF LOUISIANA

         $18,750,000.00

                                        By:
                                        Title:

Revolving Credit Commitment:            HIBERNIA NATIONAL BANK

         $25,000,000.00

                                        By:
                                        Title:

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

                                              _________________, 19___

Mercantile Business Credit Inc.
100 South Brentwood Boulevard, Suite 500
St. Louis, Missouri  63105
Attention: Senior Credit Officer

Gentlemen:

     Reference is hereby made to that certain Credit Agreement dated as of May 15, 1998, by and between you, as agent for the Banks named therein, and the undersigned (as from time to time amended, the "Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

     The undersigned hereby certifies to you that as of the date hereof:

     (a) All of the representations and warranties set forth in Section 6 of the Agreement are true and correct as if made on the date hereof;

     (b) No violation or breach of any of the affirmative covenants set forth in
Section 7.1 of the Agreement has occurred and is continuing;

     (c) No violation or breach of any of the  negative  covenants  set forth in
Section 7.2 of the Agreement has occurred and is continuing;

     (d) No Default or Event of Default under or within the meaning of the Agreement has occurred and is continuing;

     (e) The financial statements of Borrower and its Consolidated Subsidiaries delivered to you with this letter are true, correct and complete in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied; and

     (f) The financial covenant information set forth in Schedule 1 to this letter is true and correct.

                                    Very truly yours,

                                    THE SHAW GROUP INC.


                                    By:
                                    Name:
                                    Title:

                                   Schedule 1
                            To Compliance Certificate
     (The Certificate attached hereto is as of ________________)

     Capitalized terms used herein shall have the meanings set forth in the Credit Agreement dated as of May 15, 1998 among The Shaw Group Inc., Mercantile Business Credit Inc., as agent, and the lenders named therein (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement"). Subsection references herein relate to the subsections of the Agreement.

A.  MAXIMUM CAPITAL EXPENDITURES
    1.    Actual Capital Expenditures for current
          Fiscal Year-To-Date                                    $____________
    2.    Maximum Permitted (Section 7.2(i))                     $____________
B.  CONSOLIDATED EBITDA
          For the 12 months ended _____________:
    1.    Net Income (excluding extraordinary items)             $ ____________
    2.    Income Tax Expense                                     $ ____________
    3.    Interest Expense                                       $ ____________
    4.    Amortization and Depreciation Expenses                 $ ____________
    5.    Consolidated EBITDA (sum of Lines B1 through B4)       $ ____________
C.  DEBT SERVICE COVERAGE RATIO
    1.    Consolidated EBITDA (from B5 above)                    $ ____________
    2.    Interest Expense (from Line B3 above)                  $ ____________
    3.    Scheduled  payments of principal on  Indebtedness
          (for the 12 months  ending ______________)             $ ____________
    6.    Consolidated Debt Service  (Sum of D2 and D3)          $ ____________
    7.    Debt Service Coverage (D1 divided by D4)                 _____ to 1.0
    8.    Minimum Required (Section 7.1(i)(i))                     2.50 to 1.0
D.  MAXIMUM LEVERAGE RATIO
    1.    Average Revolving Credit Loans outstanding             $ ____________
    2.    Face amount of Letters of Credit outstanding           $ ____________
    3.    Other Borrowed Money Indebtedness outstanding          $ ____________
    4.    Consolidated Total Funded Debt outstanding as of _______
          (Sum of E1 through E3)                                 $ ____________
    5.    Consolidated EBITDA (from B5 above)                    $ ____________
    6.    Leverage Ratio (E4 divided by E5)                       _____ to 1.0
    7.    Maximum Permitted (Section 7.1(i)(ii))                   4.00 to 1.0

E.  SHAREHOLDERS' EQUITY
    1.    Shareholders' Equity as of ______________              $ ____________
    2.    Beginning Required Shareholders' Equity                $135,000,000.00
    3.    Cumulative  Quarterly  Net Income  (excluding          $ ____________
          any Quarterly Net Losses) for Quarters ending
          November 30, 1997 and thereafter
    4.    Net Proceeds of Capital Stock issued subsequent
          to August 31, 1997                                     $ ____________
    5.    Total Required Shareholders' Equity (Sum of
          F2 through F4)                                         $ ____________
F.  TOTAL FUNDED DEBT TO TOTAL CAPITALIZATION
    1. Consolidated Total Funded Debt (Line E4 above) $ ____________ 2. Shareholders' Equity (Line F1 above) $ ____________ 3. Total Capitalization (Sum of G1 plus G2) $ ____________ 4. Ratio of G1 divided by G3) _____ to
    1.0 5. Maximum Permitted Ratio (Section 7.1(i)(iv)) 0.60 to 1.0
G.  OTHER INDEBTEDNESS
    1.    Purchase money debt as of _________________            $ ____________
    2.    Maximum permitted (Section 7.2(a)(iv))                 $ ____________
    3.    Subordinated Debt as of _______________                $ ____________
    4.    Maximum permitted (Section 7.2(a)(v))                  $ ____________
    5.    Other Indebtedness                                     $ ____________
    6.    Maximum permitted (Section 7.2(a)(vi))                 $ ____________
H.  RESTRICTION ON LEASES____________
    1. Direct and indirect obligations with respect to leases $ ____________ 2. Maximum permitted (Section 7.2(m)) $ ____________